Exhibit 23.2

   To the Board of Directors of
     BeautiControl Cosmetics Inc.



                       Consent of Independent Auditors


   We hereby consent to the incorporation by reference in the audit report of Ernst & Young LLP dated December 23, 1998 on the consolidated financial statements of BeautiControl Cosmetics, Inc. included in the Form 10K for the year ended November 30, 1998 of our report dated
   December 15, 1998, with respect to the financial statements of BeautiControl Taiwan Inc., Taiwan Branch for the year ended November 30, 1998.



   Taiwan, Republic of China
   February 23, 1999